                                                                Exhibit 10.34
                                                                -------------

                        MBS PURCHASE AND SALE AGREEMENT

                   MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

                                    between

                           NVR MORTGAGE FINANCE, INC.
                           --------------------------
                                     Seller

                                      and

                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC
                               600 STEAMBOAT ROAD
                              GREENWICH, CT 06830

                                   Purchaser

                   MORTGAGE LOAN PURCHASE AND SALE AGREEMENT
                   -----------------------------------------

        This is a MORTGAGE LOAN PURCHASE AND SALE AGREEMENT ("Agreement"), dated as of 7/22, 1998, between GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
      ----     -
("Purchaser") and NVR Mortgage Finance Inc. ("Seller").
                  -------------------------

                             PRELIMINARY STATEMENT
                             ---------------------

        Seller desires to sell to Purchaser from time to time all of Seller's right, title and interest in and to designated pools of full amortizing first lien residential Mortgage Loans eligible in the aggregate to back Securities with the terms described in related Takeout Commitments, each in the form of a 100% ownership interest evidenced by a Participation Certificate.

        Purchaser desires and may in its sole discretion purchase such Participation Certificates from Seller in accordance with the terms and conditions set forth in this Agreement. Seller, subject to the terms hereof, will cause (a) Mortgage Loans evidenced by a Participation Certificate to back a GNMA Security issued by Seller and guaranteed by GNMA, a FNMA Security issued and guaranteed by FNMA or a FHLMC Security issued and guaranteed by FHLMC and
(b) Delivery of such GNMA Security, FNMA Security or FHLMC Security by GNMA, FNMA or FHLMC to Purchaser or its designee, which GNMA Security, FNMA Security or FHLMC Security will be purchased by a Takeout Investor.

        Purchaser's willingness to purchase any Participation Certificate evidencing particular Mortgage Loans is based on Purchaser's expectation, in reliance upon Seller's representations and warranties herein, that such Mortgage Loans in the aggregate, constitute a pool or pools of mortgage loans that are eligible to back a Security and that the Security, in the amount and with the terms described in the related Takeout Commitment, will be issued and Purchaser will receive Delivery thereof within the time period agreed upon between Purchaser and Seller and reflected in the terms of such Participation Certificate.

        The amount of the Purchase Price and the Completion Fee to be paid by Purchaser to Seller with respect to each Participation Certificate will be calculated on the expectation of Purchaser, based upon the representations and warranties of the Seller herein, that Purchaser will receive Delivery of the Security to be backed by the Mortgage Loans evidenced by the Participation Certificate purchased by Purchaser on the specified Anticipated Delivery Date and that failure to receive such Delivery will result in a material decrease in the market value of the Participation Certificate and the underlying Mortgage Loans considered as a whole. During the period from the purchase of a Participation Certificate to Delivery of the related Security, Purchaser expects to rely entirely upon Seller to service the Mortgage Loans evidenced by the applicable Participation Certificate, it being acknowledged that the continued effectiveness of Seller's Approvals during such period constitutes an essential factor in the calculation by Purchaser of the Purchase Price and the Completion Fee paid to Seller for the related Participation Certificate and that loss of such Approvals by Seller would result in a

                               TABLE OF CONTENTS

Page

Section 1. Definitions .......................................................2

Section 2. Procedures for Purchases of Participation Certificates ............9

Section 3. Takeout Commitments ..............................................10

Section 4. Completion Fee ...................................................10

Section 5. Issuance of Securities ...........................................11

Section 6. Servicing of the Mortgage Loans ..................................14

Section 7. Transfers of Participation Certificates and Securities
           by Purchaser .....................................................17

Section 8. Record Title to Mortgage Loans; Intent of Parties;
           Security Interest ................................................18

Section 9. Representations and Warranties ...................................18

Section 10. Covenants of Seller .............................................22

Section 11. Term ............................................................24

Section 12. Exclusive Benefit of Parties; Assignment ........................24

Section 13. Amendments; Waivers; Cumulative Rights ..........................25

Section 14. Execution in Counterparts .......................................25

Section 15. Effect of Invalidity of Provisions ..............................25

Section 16. Governing Law ...................................................25

Section 17. Notices .........................................................25

Section 18. Entire Agreement ................................................25

Section 19. Costs of Enforcement ............................................25

Section 20. Consent to Service ..............................................26

Section 21. Submission to Jurisdiction ......................................26

Section 22. Jurisdiction Not Exclusive ......................................26

Section 23. Construction ....................................................26
material decrease in the market value of the Participation Certificate and the underlying Mortgage Loans considered as a whole.

      The parties hereto hereby agree as follows:

      Section 1. Definitions.

      Capitalized terms used but not defined herein shall have the meanings set forth in the Custodial Agreement. As used in this Agreement, the following terms shall have the following meanings:

            "Act of Insolvency": With respect to Seller, (a) the commencement by Seller as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or Seller's seeking the appointment of a receiver, trustee, custodian or similar official for Seller or any substantial part of its property, or (b) the commencement of any such case or proceeding against Seller, or another's seeking such appointment, or the filing against Seller of an application for a protective decree which (1) is consented to or not timely contested by Seller, (2) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (3) is not dismissed within thirty (30), (c) the making by Seller of a general assignment for the benefit of creditors, or (d) the admission in writing by Seller that Seller is unable to pay its debts as they become due or the nonpayment generally by Seller of its debts as they become due.

            "Affiliate": With respect to any specified entity, any other entity controlling or controlled by or under common control with such specified entity. For the purposes of this definition, "control" when used with respect to any specified entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" having meanings correlative to the foregoing.

            "Agency Guide": The FHLMC Guide, the FNMA Guide or the GNMA Guide, as applicable.

            "Agency Program": The FHLMC Program, the FNMA Program or the GNMA Program, as applicable.

            "Anticipated Delivery Date": With respect to a Security, the date specified in the related Form HUD 11705 (Schedule of Subscribers), Fannie Mae Form 2014 (Delivery Schedule), or FHLMC Form 939 (Settlement and Information Multiple Registration Form), as applicable, on which it is anticipated that Delivery of the Security by the Applicable Agency will be made.

            "Applicable Agency": GNMA, FNMA or FHLMC, as applicable.

            "Approvals": With respect to the Seller, the approvals obtained by the Applicable Agency in designation of such Seller as a GNMA-approved issuer, a GNMA-approved servicer, a FHA-approved mortgagee, a VA-approved lender, a FNMA approved lender or a FHLMC-approved Seller/Servicer, as applicable, in good standing.

            "Assignee": As defined in Section 7.

            "Assignment of Mortgage": As defined in Section 7.

            "Collateral": As defined in Section 8(c).

            "Completion Fee": With respect to each Participation Certificate, an amount equal to the Final Installment plus the Net Carry Adjustment, less any reduction pursuant to Section 4(c), which amount shall be payable to Seller by Purchaser as compensation to Seller for its services in connection with the issuance of a Security.

            "Confirmation": A written confirmation of Purchaser's intent to purchase a Participation Certificate, which written confirmation shall be substantially in the form attached hereto as Exhibit F.

            "Custodial Account": As defined in Section 6(b).

            "Custodial Agreement": The Custodial Agreement, dated of even date herewith, among Seller, Purchaser and Custodian.

            "Custodian": ________ (which, under the appropriate circumstance, may include FHLMC as Custodian) and its permitted successors under the Custodial Agreement.

            "Defective Mortgage Loan": With respect to a Participation Certificate, a mortgage loan that is not in Strict Compliance with the GNMA Program, FNMA Program or FHLMC Program, as applicable.

            "Delivery": The later to occur of (a) the issuance of the related Security and (b) the transfer of all of the right, title and ownership interest in that Security to Purchaser.

            "Discount": With respect to each Participation Certificate, the portion of the Trade Principal of the related Security agreed upon by Seller and Purchaser, as set forth in the related Confirmation, to reserve for the possibility that Seller may be unable to perform its obligations under this Agreement in accordance with their terms.

            "FDIC": The Federal Deposit Insurance Corporation or any successor thereto.

            "FHA": The Federal Housing Administration or any successor thereto.

            "FHLMC": The Federal Home Loan Mortgage Corporation or any successor thereto.

            "FHLMC as Custodian": With respect to FHLMC Participation Certificates, the circumstances in which Seller elects to appoint FHLMC (as opposed to some other third party as permitted by the FHLMC Guide) as Custodian for the FHLMC Mortgage Loans subject to the FHLMC Participation Certificates to be purchased by Purchaser hereunder.

            "FHLMC Guide": The Freddie Mac Sellers' and Servicers' Guide, as such Guide may hereafter from time to time be amended.

            "FHLMC Mortgage Loan": With respect to any FHLMC Participation Certificate or any FHLMC Security, a mortgage loan that is in Strict Compliance with the eligibility requirements specified for the applicable FHLMC Program described in the FHLMC Guide.

            "FHLMC Participation Certificate": With respect to the FHLMC Program, a certificate, in the form of Exhibit A, issued by Seller and authenticated by Custodian, evidencing the 100% undivided ownership interest in the Mortgage Loans that are either (a) set forth on a copy of the FHLMC Form 11 (Mortgage Submission Schedule) attached to such Participation Certificate or (b) identified on a computer tape compatible with MIDANET as belonging to the mortgage loan pool described in such Participation Certificate.

            "FHLMC Program": The FHLMC Home Mortgage Guarantor Program or the FHLMC FHA/VA Home Mortgage Guarantor Program, as described in the FHLMC Guide.

            "FHLMC Security": A modified pass-through mortgage-backed participation certificate, evidenced by a book-entry account in a depository institution having book-entry accounts at the Federal Reserve Bank of New York, issued and guaranteed, with respect to timely payment of interest and ultimate payment of principal, by FHLMC and backed by a pool of FHLMC Mortgage Loans, in substantially the principal amount and with substantially the other terms as specified with respect to such FHLMC Security in the related Takeout Commitment, if any.

            "Final Installment": The amount equal to the difference between the Trade Principal and the Initial Installment.

            "FNMA" or "Fannie Mae": Federal National Mortgage Association or any successor thereto.

            "FNMA Guide": The Fannie Mae MBS Selling and Servicing Guide, as such Guide may hereafter from time to time be amended.

            "FNMA Mortgage Loan": With respect to any FNMA Participation Certificate or any FNMA Security, a mortgage loan that is in Strict Compliance with the eligibility requirements specified for the applicable FNMA Program described in the FNMA Guide.

            "FNMA Participation Certificate": With respect to the FNMA Program, a certificate, in the form of Exhibit A, authenticated by Custodian, evidencing the 100% undivided ownership interest in the Mortgage Loans set forth on Fannie Mae Form 2005 (Schedule of Mortgages).

            "FNMA Program": The FNMA Guaranteed Mortgage-Backed Securities Programs, as described in the FNMA Guide.

            "FNMA Security": An ownership interest in a pool of FNMA Mortgage Loans, evidenced by a book-entry account in a depository institution having book-entry accounts at the Federal Reserve Bank of New York, in substantially the principal amount and with substantially the other terms as specified with respect to such FNMA Security in the related Takeout Commitment, if any.

            "GNMA": Government National Mortgage Association or any successor thereto.

            "GNMA Guide": The GNMA Mortgage-Backed Securities Guide I or II, as such Guide may hereafter from time to time be amended.

            "GNMA Mortgage Loan": With respect to any GNMA Participation Certificate or any GNMA Security, a mortgage loan that is in Strict Compliance with the eligibility requirements specified for the applicable GNMA Program in the applicable GNMA Guide.

            "GNMA Participation Certificate": With respect to the GNMA Program, a certificate, in the form of Exhibit A, issued by Seller and authenticated by Custodian, evidencing the 100% undivided ownership interest in the Mortgage Loans set forth on the Form HUD 11706 (Schedule of Pooled Mortgages).

            "GNMA Program": The GNMA Mortgage-Backed Securities Programs, as described in a GNMA Guide.

            "GNMA Security": A fully-modified pass-through, mortgage-backed certificate guaranteed by GNMA, evidenced by a book-entry account in a depository institution having book-entry accounts at Participants Trust Company and backed by a pool of GNMA Mortgage Loans, in substantially the principal amount and with substantially the other terms as specified with respect to such GNMA Security in the related Takeout Commitment, if any.

            "HUD": United States Department of Housing and Urban Development or any successor thereto.

            "Initial Installment": The excess of the Trade Principal over the Discount.

            "Issuance Date": With respect to a Security, the first day of the month in the month when the Security is issued.

            "Losses": Any and all losses, claims, damages, liabilities or expenses, including reasonable administrative expenses and attorneys' fees and expenses, incurred by any person specified; provided, however, that "Losses" shall not include any losses, claims, damages, liabilities or expenses which would have been avoided had such person taken reasonable actions to mitigate such losses, claims, damages, liabilities or expenses.

            "MIDANET": The FHLMC automated system by which sellers and servicers of mortgage loans to FHLMC transfer mortgage summary and record data or mortgage accounting and servicing information from their computer system or service bureau to FHLMC, as more fully described in the FHLMC Guide.

            "Mortgage": A mortgage, deed of trust or other security instrument, securing a Mortgage Note.

            "Mortgage Loan": A GNMA Mortgage Loan, a FNMA Mortgage Loan or a FHLMC Mortgage Loan.

            "Mortgage Note": A promissory note or other evidence of indebtedness of the obligor thereunder, evidencing a Mortgage Loan, and secured by the related Mortgage.

            "Net Carry Adjustment": As defined in Section 4(b).

            "OTS": Office of Thrift Supervision or any successor thereto.

            "Parent Company": A corporation or other entity owning at least 50% of the outstanding shares of voting stock of Seller.

            "Participation Certificate": A GNMA Participation Certificate, a FNMA Certificate or a FHLMC Participation Certificate, as applicable.

            "Purchase Date": With respect to a Participation Certificate, the date on which Purchaser elects to purchase such Participation Certificate.

            "Purchase Price": With respect to each Participation Certificate, the Trade the Security to be backed by the Mortgage Loans evidenced by the Participation Certificate. Such Purchase Price shall be payable (i) on the Purchase Date in an amount equal to the Initial Installment and (ii) on the Settlement Date in an amount equal to the Final Installment. Accrued interest shall be allocated in accordance with Section 4(c).

            "Purchaser": Greenwich Capital Financial Products, Inc. and its successors in interest, including, but not limited to, any lender, designee or assignee to whom a Participation Certificate or a Security shall be pledged or assigned.

            "Receipt": The Delivery of a Security, upon notice by Seller to Purchaser, not later than 12:00 noon, Eastern Standard Time, on the second business day prior to the applicable Settlement Date, of (a) the amount of any change in the principal amount of the Mortgage Loans backing such Security, and
(b) with respect to FHLMC Securities, the FHLMC Mortgage Loan pool number applicable to such Security. If the Seller fails to so notify Purchaser, "Receipt" shall be deemed to have occurred on the later of (1) the second business day after the date on which Seller provides such notification to Purchaser and (2) the date on which Purchaser receives Delivery of the Security.

            "RTC": Resolution Trust Corporation or any successor thereto.

            "Security": A GNMA Security, a FNMA Security or a FHLMC Security.

            "Security Issuance Deadline": The date by which the Security must be issued and delivered to the Purchaser, which, unless otherwise agreed to by the Purchaser as provided herein, shall be the Anticipated Delivery Date.

            "Security Issuance Failure": Failure of the Security to be issued for any reason whatsoever on or before the Security Issuance Deadline.

            "Servicing Termination Events": As defined in Section 6(e).

            "Settlement Date": The date specified in a Takeout Commitment upon which the related Security is scheduled to be delivered, against payment, to the specified Takeout Investor.

            "Strict Compliance": shall mean compliance of Seller and the Mortgage Loans with the requirements of the GNMA Guide, FNMA Guide or FHLMC Guide, as applicable and as amended by any agreements between Seller and the Applicable Agency, sufficient to enable Seller to issue and GNMA to guarantee or FNMA or FHLMC to issue and guarantee a Security, provided that until copies of any such agreements between Seller and the Applicable Agency have been provided to Purchaser by Seller, such agreements shall be deemed, as between Seller and Purchaser, not to amend the requirements of the GNMA Guide, FNMA Guide or FHLMC Guide, as applicable.

            "Successor Servicer": An entity with the necessary Approvals, as the circumstances may require, and designated by Purchaser, in conformity with Sections 5(c)(2) or 6(e), to replace Seller as issuer and servicer, mortgagee or seller/servicer of the Mortgage Loans or the Securities related thereto.

            "Takeout Commitment": A fully executed trade confirmation from the Takeout Investor to Seller confirming the details of a forward trade between the Takeout Investor and Seller with respect to one or more Securities, which trade confirmation shall be enforceable and in full force and effect, and shall be validly and effectively assigned to Purchaser pursuant to a Trade Assignment, and relate to pools of Mortgage Loans that satisfy the "good delivery standards" of the Public Securities Association as set forth in the Public Securities Association Uniform Practices Guide.

            "Takeout Investor": A securities dealer or other financial institution, acceptable to Purchaser, who has made a Takeout Commitment.

            "Trade Assignment": A letter substantially in the form of Exhibit B.

            "Trade Price": The price (expressed as a percentage of the initial principal amount of the Security) specified in a Takeout Commitment at which a Takeout Investor is obligated to purchase the Security specified in such Takeout Commitment.

            "Trade Principal": The product of the Trade Price and the initial principal amount of the related Security.

            "Transaction Rate": The rate of interest borne by the related Participation Certificate, which rate or rates shall be set forth, and shall adjust as described, in the related Confirmation.

            "VA": United States Department of Veterans Affairs or any successor thereto.

            "Warehouse Lender": Any lender providing financing to the Seller for the purpose of originating Mortgage Loans, which has a security interest in such Mortgage Loans as collateral for the obligations of Seller to such lender.

            "Wire Instructions": The wire instructions set forth opposite the name of the Warehouse Lender in a letter, in the form of Exhibit G to the Custodial Agreement, executed by Seller and Custodian, receipt of which has been acknowledged by Purchaser.

      Section 2. Procedures for Purchases of Participation Certificates.

      (a) Purchaser may, in its sole discretion from time to time, purchase one or more Participation Certificates from Seller. Seller, on behalf of Purchaser, shall arrange for the Delivery to Purchaser of a Security backed by the Mortgage Loans evidenced by any Participation Certificate so purchased, which Security shall be subject to a Takeout Commitment. Purchaser's obligation to purchase any Participation Certificate which Purchaser elects to purchase, shall be subject to the receipt by the Purchaser of the documents listed in Exhibit C from Seller, in form and substance satisfactory to Purchaser, and the execution of the Custodial Agreement relating to the Participation Certificate by Seller and Custodian and delivery thereof to Purchaser. Notwithstanding the satisfaction of the conditions specified in this Section 2(a). Purchaser is not obligated to purchase any Participation Certificate offered to it hereunder.

      (b) If Purchaser elects to purchase any Participation Certificate, Purchaser shall pay to Seller, on the Purchase Date, the amount of the Initial Installment for such Participation Certificate. In the event that Purchaser does not transmit the Initial Installment, (i) any Participation Certificate delivered by Custodian to Purchaser in anticipation of such purchase shall automatically be null and void, (ii) Purchaser will not consummate the transactions contemplated in the applicable Trade Assignment and (iii) to the extent that Purchaser shall nevertheless receive the Security backed by the Mortgage Loans to which such Participation Certificate relates prior to its becoming null and void as provided in clause (i) above, Purchaser shall take all reasonable actions necessary to ensure that such Security shall be delivered in accordance with Seller's delivery instructions specified in Annex A.

      (c) The terms and conditions of the purchase of each Participation Certificate shall be as set forth in this Agreement. Each Participation Certificate shall be deemed to incorporate, and Seller shall be deemed to make as of the applicable dates specified in Section 9, for the benefit of Purchaser and each Assignee of such Participation Certificate, the representations and warranties set forth in Section 9.

      (d) Purchaser shall provide a Confirmation to Seller as soon as practicable after the Purchase Date. In the event of any conflict between the terms of a Confirmation and this Agreement, the Confirmation shall prevail.

      Section 3. Takeout Commitments.

      Seller hereby assigns to Purchaser, free of any security interest, lien, claim or encumbrance of any kind, Seller's rights under each Takeout Commitment to deliver the Security specified therein to the related Takeout Investor and to receive the purchase price therefor from such Takeout Investor. Subject to Purchaser's rights hereunder, Purchaser agrees that it will satisfy the Takeout Commitment on the Settlement Date specified therein. Seller understands that, as a result of this Section 3 and each Trade Assignment, Purchaser will succeed to the rights and obligations of Seller with respect to each Takeout Commitment subject to a Trade Assignment, and that in satisfying each such Takeout Commitment, Purchaser, will stand in the shoes of Seller and, consequently, will be acting as a non-dealer in exercising its rights and fulfilling its obligations assigned pursuant to this Section 3 and each Trade Assignment. Each Trade Assignment delivered by Seller to Purchaser shall be delivered by Seller in a timely manner sufficient to enable Purchaser to facilitate the settlement of the related trade on the trade date in accordance with Chapter 8 of the Public Securities Association's Uniform Practices for the Clearance and Settlement of Mortgage Backed Securities and other Related Securities, as amended from time to time.

      Section 4. Completion Fee.

      (a) With respect to each Participation Certificate that Purchaser elects to purchase hereunder, Purchaser shall pay to the Seller a Completion Fee. The Completion Fee shall be payable by Purchaser as provided in subsection (e) below; but in any case, such Completion Fee shall not be payable by the Purchaser less than four (4) business days after the Purchaser's election to purchase hereunder.

      (b) For purposes of calculating that portion of the Completion Fee composed of the "Net Carry Adjustment", the Net Carry Adjustment shall be an amount (which may be a negative number) equal to (A) the product obtained by multiplying the number of days in the period beginning on the Purchase Date to but not including the Settlement Date for the related Security and the difference between (i) the product of the rate of interest to be borne by the related Security and the aggregate principal amount of the Mortgage Loans evidenced by a Participation Certificate and (ii) the daily application of the applicable Transaction Rate to the Initial Installment (B) divided by 360.

      (c) if a Participation Certificate is purchased by Purchaser after the first day of the month in which the Settlement Date occurs, Purchaser shall also pay to Seller on the date of Receipt by Purchaser of the Security backed by the related Mortgage Loans an amount equal to the accrued interest on the related Security at the rate specified in the related Takeout Commitment from the first day of such month to and including the day immediately preceding the date Purchaser purchased such Participation Certificate. If a Participation Certificate is

Purchased by Purchaser in the month prior to the month in which the Settlement Date occurs, the Completion Fee shall be reduced by an amount equal to all interest payments which accrue on such Participation Certificate during the period from the date of purchase of such Participation Certificate through and including the last day of the month prior to the month in which such Settlement Date occurs.

      (d) It is understood by Seller and Purchaser that, if Seller requests and Purchaser agrees to pay the Completion Fee prior to the Settlement Date of the related Security, the amount of such Completion Fee shall be adjusted as mutually agreed by Seller and Purchaser.

      (e) The Completion Fee relating to each Participation Certificate is payable on the earlier to occur of (1) the date of receipt by Purchaser of the Trade Price and (2) the satisfaction by Seller of its obligations pursuant to this Agreement notwithstanding the exercise by Purchaser of any remedial election authorized herein.

      Section 5. Issuance of Securities.

      (a)(1) With respect to Mortgage Loans evidenced by a Participation Certificate which Purchaser has elected to purchase, Seller shall instruct (and, if Seller fails to instruct, then Purchaser may instruct) Custodian to deliver to the Applicable Agency, the documents listed in Exhibits B-1, B-2 or B-3 of the Custodial Agreement in respect of such Mortgage Loans, in the manner and at the time set forth in the Custodial Agreement. Seller shall thereafter promptly deliver to the Applicable Agency any and all additional documents requested by the Applicable Agency to enable the Applicable Agency to make Delivery to Purchaser of a Security backed by such Mortgage Loans on the related Anticipated Delivery Date. Seller shall not revoke such instructions to Custodian and shall not revoke its instructions to the Applicable Agency to make Delivery to Purchaser or its designee of a Security backed by such Mortgage Loans.

      (a)(2) Seller shall notify Purchaser, not later than 12:00 noon, Eastern Standard Time, on the second business day prior to the applicable Settlement Date, (i) of the amount of any change in the principal amount of the Mortgage Loans backing each such Security related to such Settlement Date and (ii) with respect to FHLMC Securities, the FHLMC mortgage loan pool number applicable to each Security to which such Settlement Date relates. Upon Delivery of such Security to Purchaser or its designee, Purchaser shall cease to have any interest under such Participation Certificate in the Mortgage Loans backing such Security, notwithstanding anything to the contrary in the Participation Certificate.

      (a)(3) With respect to each Participation Certificate that Purchaser elects to purchase hereunder, Purchaser shall owe to Seller a Completion Fee. Notwithstanding any provision hereof to the contrary, no amounts shall be owed by Purchaser to Seller upon issuance of such Security in the circumstances contemplated in Section 5(c)(2). Except as otherwise provided in Section 4 and in Section 5(b), and subject to Purchaser's right of set-off set forth in Section 5(g), any Completion Fee owed by Purchaser with respect to a Participation Certificate shall be paid by Purchaser to Seller not later than the Settlement Date of the related Security.

      (b) Unless Receipt of a Security backed by the Mortgage Loans evidenced by a Participation Certificate purchased hereunder has occurred by 12:00 noon, Eastern Standard Time, on the related Settlement Date, (1) the Completion Fee relating to such Participation Certificate shall be reduced daily for the period from the Settlement Date to but not including the earlier of the date of Receipt of such Security and the date of satisfaction of the obligations of Seller pursuant to the exercise by Purchaser of any remedial election authorized by this Section 5 by an amount equal to (A) the Initial Installment for such Participation Certificate multiplied by (B) the result obtained by dividing (i) the Transaction Rate for the Participation Certificate plus one percent by (ii) three hundred and sixty (360) and (2) the Completion Fee, if any, relating to such Participation Certificate shall not be payable until the end of the period specified in clause (1) of this paragraph.

      (c)(1) If a breach by Seller of this Agreement results in any Mortgage Loan being a Defective Mortgage Loan at the time of the delivery of the related Participation Certificate to Purchaser, Purchaser in its sole discretion may require that Seller, upon receipt of notice from Purchaser of its exercise of such right, either (i) immediately repurchase Purchaser's ownership interest in such Defective Mortgage Loan by remitting to Purchaser the allocable amount paid by Purchaser for such Defective Mortgage Loan plus interest at the Transaction Rate on the principal amount thereof from the date of Purchaser's purchase of such Participation Certificate to the date of such repurchase together with any Losses suffered by Purchaser relating to such repurchase (including, without limitation, any Losses incurred by Purchaser resulting from adjustments to the trade required by the Takeout Investor), or (ii) deliver to Custodian a Mortgage Loan eligible to back such Security in exchange for such Defective Mortgage Loan, which newly delivered Mortgage Loan shall be in all respects acceptable to Purchaser in Purchaser's sole discretion, and such newly delivered Mortgage Loan will thereupon become one of the Mortgage Loans evidenced by the Participation Certificate. If the aggregate principal balance of any Mortgage Loans that are accepted by Purchaser pursuant to clause (ii) of the immediately preceding sentence is less than the aggregate principal balance of any Defective Mortgage Loan that is being replaced by such Mortgage Loan, Seller shall remit with such Mortgage Loan to Purchaser an amount equal to the difference between the aggregate principal balance of the new Mortgage Loan accepted by Purchaser and the aggregate principal balance of the Defective Mortgage Loan being replaced thereby.

      (c)(2) If Seller fails to comply with its obligations in the manner described in Section 5(c)(1), or Seller is in breach of Section 9(a)(viii) or 9(b)(vii), not later than the third calendar day after receipt by Seller of notice from Purchaser (or if such day is not a business day, the next business day thereafter). Seller's rights and obligations to service the Mortgage Loans evidenced by such Participation Certificate, as provided in this Agreement, shall terminate. If at any time an Act of Insolvency occurs or any of Seller's Approvals are withdrawn or materially modified, Seller's rights and obligations to service the Mortgage Loans, as provided in this Agreement, shall terminate immediately, without any notice or action by Purchaser. Upon any such termination, Purchaser is hereby authorized and empowered as the exclusive agent for Seller to sell and transfer such rights to service the Mortgage Loans for such price and on such terms and conditions as Purchaser shall reasonably determine. Seller shall not otherwise attempt to sell or transfer such rights to service without the prior consent of Purchaser. Seller shall perform all acts and take all action so that the Mortgage Loans and all files and documents relating to such Mortgage Loans held by Seller, together with all escrow amounts relating to such Mortgage Loans, are delivered to Successor Servicer. To the extent that the approval of the Applicable Agency is required for any such sale or transfer, Seller shall fully cooperate with Purchaser to obtain such approval. Upon exercise by Purchaser of its remedies under this Section 5(c)(2), Seller hereby authorizes Purchaser to receive all amounts paid by any purchaser of such rights to service the Mortgage Loans and to remit such amounts to Seller subject to Purchaser's rights of set-off under this Agreement. Upon exercise by Purchaser of its remedies under this Section 5(c)(2), Purchaser's obligation to pay and Seller's right to receive any portion of the Completion Fee relating to such Mortgage Loans shall automatically be canceled and become null and void, provided that such cancellation shall in no way relieve Seller or otherwise affect the obligation of Seller to indemnify and hold Purchaser harmless as specified in Section 5(e).

      (d) Mortgage Loans required to be delivered to Successor Servicer by
Section 5(c)(2) shall be delivered free of any servicing rights in favor of Seller and free of any title, interest, lien, encumbrance or claim of any kind of Seller. Seller shall deliver or cause to be delivered all files and documents relating to such Mortgage Loans held by Seller to Successor Servicer. Seller shall promptly take such actions and furnish to Purchaser such documents that Purchaser deems necessary or appropriate to enable Purchaser to obtain a Security backed by such Mortgage Loans or to enforce such Mortgage Loans, as appropriate.

      (e) Seller agrees to indemnify and hold Purchaser and its assigns harmless from and against all Losses (including, without limitation, Losses incurred by Purchaser on account of fees paid by Purchaser to the Applicable Agency to cause the Securities to be issued or any Losses in connection with any indemnification by Purchaser of the Applicable Agency) resulting from or relating to any breach or failure to perform by Seller of any representation, warranty, covenant, term or condition made or to be performed by Seller under this Agreement.

      (f) No exercise by Purchaser of its rights under this Section 5 shall relieve Seller of responsibility or liability for any breach of this Agreement.

      (g) Seller hereby grants Purchaser a right of set-off against the payment of any amounts tat may be due and payable to Purchaser from Seller, such right to be upon any and all monies or other property of Seller held or received by Purchaser or due and owing from Purchaser to Seller.

      Section 6. Servicing of the Mortgage Loans.

      (a) Seller and Purchaser each agrees and acknowledges that each Mortgage Loan shall be sold to Purchaser on a servicing retained basis and that Purchaser is engaging, and Purchaser does hereby engage, Seller to provide interim servicing of each Mortgage Loan for the benefit of Purchaser (and any other registered holder of the Participation Certificate) on the Purchase Date for each transaction. The Seller shall have no further servicing obligations or duties to the Purchaser under the terms of this Agreement with respect to the relevant Mortgage Loans upon issuance of the Security.

            Except as expressly provided herein, Seller shall neither assign, encumber or pledge servicing (including any "excess servicing") hereunder in whole or in part, nor delegate its rights or duties under this Agreement without the prior written consent of Purchaser. The granting of such consent shall be in the sole discretion of Purchaser, the Seller hereby acknowledging that (i) Purchaser shall be entering into this Agreement in reliance upon Seller's representations as to the adequacy of its (and each subservicer's) financial standing, servicing facilities, personnel, records, procedures, reputation and integrity, and the continuance thereof; and (ii) Seller's engagement hereunder to provide mortgage servicing for the benefit of Purchaser (and any other registered holder of the Participation Certificate) is intended by the parties to be a "personal service contract" and the Seller is hereunder intended by the parties to be an "independent contractor".

      (b) Seller shall service and administer the Mortgage Loans evidenced by a Participation Certificate on behalf of Purchaser in accordance with prudent mortgage loan servicing standards and procedures generally accepted in the mortgage banking industry and in accordance with the requirements of the GNMA Program, FNMA Program or FHLMC Program, as the case may be, provided that Seller shall at all times comply with applicable law, FHA regulations and VA regulations and the requirements of any private mortgage insurer so that the FHA insurance, VA guarantee or any other applicable insurance or guarantee in respect of any Mortgage Loan is not voided or reduced. Seller shall at all times maintain accurate and complete records of its servicing of the Mortgage Loans, and Purchaser may, at any time during Seller's business hours on reasonable notice, examine and make copies of such records. In addition, if Delivery of a Security is not made to Purchaser on or before the Anticipated Delivery Date, Seller shall deliver to Purchaser monthly reports regarding the status of those Mortgage Loans for which a Security has not yet been issued, which reports shall include, but shall not be limited to, a description of those Mortgage Loans in default for more than thirty (30) days, and such other circumstances with respect to any

Mortgage Loans (whether or not such Mortgage Loans are included in the foregoing list) that could materially adversely affect any of such Mortgage Loans, Purchaser's ownership of any of such Mortgage Loans or the collateral securing any of such Mortgage Loans. Seller shall deliver such a report to Purchaser every thirty (30) days until (i) Delivery of the related Security to Purchaser or (ii) the exercise by Purchaser of any remedial election pursuant to Section 5.

      (c) Within five (5) business days of notice from Purchaser, Seller, as servicer, shall establish and maintain a separate custodial account (the "Custodial Account") entitled "[_________________] Custodial Account, in trust for Greenwich Capital Financial Products, Inc. and its assignees under the Mortgage Loan Purchase and Sale Agreement dated [the date of this Agreement]" and shall promptly deposit into such account in the form received, with any necessary endorsements, all collections received in respect of the Mortgage Loans that are payable to Purchaser as the owner of the Mortgage Loans.

      (d) Amounts deposited in the Custodial Account with respect to any Mortgage Loan shall be held in trust for Purchaser as the owner of the Mortgage Loans and shall be released only as follows:

                  (1) Except as otherwise provided in Section 6(d)(2), upon Delivery of the Security backed by such Mortgage Loans to Purchaser and either (i) receipt by Purchaser or its designee of the purchase price for the Security from the Takeout Investor or (ii) if earlier, on the date required by the GNMA Guide, FNMA Guide or FHLMC Guide, as the case may be, amounts deposited in the Custodial Account shall be released in accordance with Sections 4(c) and 5(a)(3). Notwithstanding the foregoing, all amounts deposited in the Custodial Account shall be paid to Seller upon the Delivery of the related Security to Purchaser if, and to the extent that, the amounts due and payable to Purchaser hereunder have been set-off against the Purchase Price for the related Participation Certificate or the Completion Fee relating to the Mortgage Loans underlying such Participation Certificate. The amounts paid to Seller (if any) pursuant to this Section 6(d)(1) shall constitute Seller's sole compensation for servicing the Mortgage Loans as provided in this Section 6.

                  (2) If Successor Servicer takes delivery of such Mortgage Loans either under the circumstances set forth in Section 3 or otherwise, all amounts deposited in the Custodial Account shall be paid to Purchaser promptly upon such delivery.

                  (3) If a Security is not issued during the month in which the related Settlement Date occurs, in any period thereafter during which Seller remains as servicer, all amounts deposited in the Custodial Account shall be released only in accordance with Purchaser's written instructions.

      (e) In the event of a Security Issuance Failure, Purchaser, in its sole discretion, may terminate the Seller's rights and duties as servicer of the affected Mortgage Loans, provided that upon purchaser's election so to terminate Seller as servicer, Seller's obligations respecting transfer of servicing to a successor servicing entity shall remain in force. Without limiting Purchaser's rights to terminate Seller as servicer as provided above, Purchaser (or any other registered holder of the related Participation Certificate) shall nonetheless be entitled, by written notice to Seller to effect termination of Seller's interim servicing rights and obligations respecting the affected Mortgage Loans in the event any of the following circumstances or events ("Servicing Termination Events") occur and are continuing:

                        (i) any failure by the Seller to remit to Purchaser (or
            other registered holder of the Participation Certificate) any payment required to be made under the terms of this Agreement or such Participation Certificate which payment failure continues unremedied for a period of 2 business days, and after Seller's receipt of demand for payment from purchaser or other registered holder of the Participation Certificate; or

                        (ii) failure by the Seller duly to observe or perform in
            any material respect any of Seller's other covenants or agreements set forth in this Agreement or in the Custodial Agreement which continues unremedied for a period of 2 business days (or such longer period provided in the relevant notice to Seller) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by Purchaser; or

                        (iii) an Act of Insolvency with respect to the Seller or
            any Parent Company; or

                        (iv) the Seller ceases to meet the qualifications for
            maintaining all Approvals; or

                        (v) the Seller attempts to assign its right to servicing
            compensation hereunder or to resell an ownership interest in a Mortgage Loan in a manner inconsistent with the terms hereof, or the Seller attempts without the consent of the Purchaser to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof (to other than a subservicer); or

                        (vi) the Seller or any of its Affiliates fails to
            operate or conduct its business operations or any material portion thereof in the ordinary course, or Seller experiences any other material adverse change in its business operations or financial condition, and such event continues unremedied for more than 5 business days.

            In the case of the event described in subclause (iii), immediately upon the occurrence of any such event, regardless of whether notice of such event shall have been given to or by the Purchaser or Seller, and in each and every other case, so long as the Servicing Termination Event shall not have been remedied (but only to the extent, and within the time period, of any remedy period provided above), in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, by notice in writing to the Seller, Purchaser may terminate all the interim servicing rights and obligations of the Seller under this Agreement.

            Upon receipt by the Seller of such written notice, all authority and power of the Seller respecting its interim mortgage servicing rights and duties under this Agreement, shall pass to and be vested in the successor servicer appointed by Purchaser (a "Designated Servicer"). Upon written request by Purchaser, the Seller shall prepare, execute and deliver to the Designated Servicer any and all documents and other instruments, place in such successor's possession all files pertaining to such Mortgage Loans and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer, endorsement and assignment of the Mortgage Loans and related documents, at the Seller's sole expense.

      (f) The Seller shall indemnify and hold Purchaser harmless against any and all actions, claims, liabilities or other losses resulting from or otherwise arising in connection with the failure of Seller to perform Seller's obligations (including, without limitation, any failure to perform interim servicing obligations) in Strict compliance with the terms of this Agreement.

      Section 7. Transfers of Participation Certificates and Securities by Purchaser. Purchaser may, in its sole discretion and without the consent of Seller, assign all of its right, title and interest or grant a security interest in any Participation Certificate, any Mortgage Note, Mortgage and any assignment of Mortgages (an "Assignment of Mortgage"), each Security in respect thereof of which Delivery is made to Purchaser and all rights of Purchaser under this Agreement (including, but not limited to, the Custodial Account) in respect of such Participation Certificate, Mortgage Note, Mortgage, Assignment of Mortgage and such Security, to any person (an "Assignee"), subject only to an obligation on the part of the Assignee to deliver each such Security to a Takeout Investor or to Purchaser to permit Purchaser or its designee to make delivery thereof to a Takeout Investor. Assignment by Purchaser of a Participation Certificate as provided in this Section 7 will not release Purchaser from its obligations otherwise under this Agreement.

      Without limitation of the foregoing, an assignment of the Participation Certificate to an Assignee, as described in this Section 7, shall be effective upon delivery of the Participation

Certificate to the Assignee or its designee, together with a duly executed Assignment substantially in the form of Exhibit E.

      Section 8. Record Title to Mortgage Loans; Intent of Parties; Security Interest.

      (a) From and after the issuance and delivery of the related Participation Certificate, and subject to the remedies of Purchaser in Section 5, Seller shall remain the last named payee or endorsee of each Mortgage Note and the mortgagee or assignee of record of each Mortgage, in trust for the benefit of Purchaser, for the sole purpose of facilitating the servicing of such Mortgage Loan and the issuance of a Security backed by such Mortgage Loan. Where Seller has appointed FHLMC as Custodian, the parties hereto acknowledge that the Mortgage Notes acquired hereunder have been deposited with FHLMC to facilitate the issuance of FHLMC Securities with respect thereto and that prior to such issuance FHLMC is holding such Mortgage Notes as Custodian for Purchaser.

      (b) Seller shall maintain a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership interest in each Mortgage Loan of the holder of the related Participation Certificate.

      (c) Purchaser and Seller confirm that the transactions contemplated herein are intended to be sales of the Mortgage Loans by Seller to Purchaser rather than borrowings secured by the Mortgage Loans. In the event, for any reason, any transaction is construed by any court or regulatory authority as a borrowing rather than as a sale, the Seller and Purchaser intend that Purchaser or its Assignee, as the case may be, shall have a perfected first priority security interest in the Participation Certificates, the Custodial Account, the Mortgage Loans subject to each Participation Certificate, all documents evidencing the Mortgage Loans, the Securities to be issued as contemplated hereunder and all proceeds thereof, the Takeout Commitments and the proceeds of any and all of the foregoing (collectively, the "Collateral"), free and clear of adverse claims. In such case, Seller shall be deemed to have hereby granted to Purchaser or its Assignee, as the case may be, a first priority security interest in and lien upon the Collateral, free and clear of adverse claims. In such event, this Agreement shall constitute a security agreement, the Custodian shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to Purchaser, and Purchaser or each such Assignee shall have all of the rights of a secured party under applicable law.

      Section 9. Representations and Warranties.

      (a) Seller hereby represents and warrants to Purchaser as of the date hereof and as of the date of each issuance and delivery of a Participation Certificate that:

                  (i) All representations and warranties made and all information (including, without limitation, any financial information concerning Seller) and documents or copies of documents furnished by Seller to Purchaser pursuant to or in connection with this Agreement are and will be true and correct at the time when made and at all times thereafter or, if limited to a specific date, as of the date to which they refer;

                  (ii) Seller is duly organized and validly existing under the laws of the jurisdiction of its organization, and it has qualified to do business in each jurisdiction in which it is legally required to do so. Seller has the authority under its charter and applicable law to enter into this Agreement and the Custodial Agreement and to perform all acts contemplated hereby and thereby or in connection herewith and therewith; this Agreement, the Custodial Agreement and the transactions contemplated hereby and thereby have been approved by the Board of Directors of Seller, and Seller has taken all action necessary to make this Agreement and the Custodial Agreement its valid and binding obligation enforceable in accordance with the terms hereof;

                  (iii) This Agreement, the Custodial Agreement and every document to be executed by Seller pursuant to this Agreement is and will be valid, binding and subsisting obligations of Seller, enforceable in accordance with their respective terms. No consents or approvals are required to be obtained by Seller or its Parent Company for the execution, delivery and performance of this Agreement or the Custodial Agreement by Seller;

                  (iv) The consummation of the transactions contemplated by this Agreement and the Custodial Agreement are in the ordinary course of business of Seller and will not result in the breach of any provision of the charter or by-laws of Seller or result in the breach of any provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture, loan or credit agreement or other instrument to which Seller, the Mortgage Loans or any of Seller's property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Seller, the Mortgage Loans, or Seller's property is subject. Without limiting the generality of the foregoing, the consummation of the transactions contemplated herein or therein will not violate any policy, regulation or guideline of the FHA or VA or result in the voiding or reduction of the FHA insurance, VA guarantee or any other insurance or guarantee in respect of any Mortgage Loan, and such insurance or guarantee is in full force and effect or shall be in full force and effect as required by the applicable GNMA Guide, FNMA Guide or FHLMC Guide;

                  (v) Seller has not sold, assigned, transferred, pledged or hypothecated any interest in any Participation Certificate to any person other than Purchaser, and upon delivery of a Participation Certificate to Purchaser, Purchaser will be the sole owner thereof, free and clear of any lien, claim or encumbrance;

                  (vi) All information relating to Seller that Seller has delivered or caused to be delivered to Purchaser, including, but not limited to, all documents related to this Agreement, the Custodial Agreement or Seller's financial statements, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein or herein in light of the circumstances under which they were made, not misleading;

                  (vii) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before or by any court, public board or body pending or, to Seller's knowledge, threatened against or affecting Seller (or, to Seller's knowledge, any basis therefor) wherein an unfavorable decision, ruling or finding would adversely affect the validity or enforceability of this Agreement, the Custodial Agreement or any agreement or instrument to which Seller is a party and which is used or contemplated for use in the consummation of the transactions contemplated hereby, would adversely affect the proceedings of Seller in connection herewith or would or could materially and adversely affect Seller's ability to carry out its obligations hereunder;

                  (viii) Seller has all requisite Approvals;

                  (ix) The Custodian is an eligible custodian under the Agency Guide and Agency Program, and is not an Affiliate of the Seller; and

                  (x) The Agreement and the Custodial Agreement, any other document contemplated hereby or thereby and each transaction have not been entered into fraudulently by Seller hereunder or the Custodian, or with the intent to hinder, delay or defraud any creditor or the Purchaser.

      (b) Seller hereby represents and warrants to Purchaser with respect to each Mortgage Loan as of the date of the payment by Purchaser of the Purchase Price of the related Participation Certificate that:

                  (i) Such Mortgage Loan was, immediately prior to the sale to Purchaser of the related Participation Certificate, owned solely by Seller, is not subject to any lien, claim or encumbrance, including, without limitation, any such interest pursuant to a loan or credit agreement for warehousing mortgage loans, and was originated and serviced in accordance with all applicable law and regulations, including without limitation the Federal Truth-in-Lending Act, the Real Estate Settlement Procedures Act, regulations issued pursuant to any of the aforesaid, and any and all rules, requirements, guidelines and announcements of the Applicable Agency, and, as applicable, the FHA and VA, as the same may be amended from time to time;

                  (ii) The improvements on the land securing such Mortgage Loan are and will be kept insured at all times by responsible insurance companies reasonably acceptable to Purchaser against fire and extended coverage hazards under policies, binders or certificates of insurance with a standard mortgagee clause in favor of Seller and its assigns, providing that such policy may not be canceled without prior notice to Seller. Any proceeds of such insurance shall be held in trust for the benefit of Purchaser. The scope and amount of such insurance shall satisfy the rules, requirements, guidelines and announcements of the Applicable Agency, and shall in all cases be at least equal to the lesser of (A) the principal amount of such Mortgage Loan or (B) the maximum amount permitted by applicable law, and shall not be subject to reduction below such amount through the operation of a coinsurance, reduced rate contribution or similar clause;

                  (iii) Each Mortgage is a valid first lien on the mortgaged property and is covered by an attorney's opinion of title acceptable to GNMA, FNMA or FHLMC, as applicable, or by a policy of title insurance on a standard ALTA or similar lender's form in favor of Seller and its assigns, subject only to exceptions permitted by the GNMA, FNMA or FHLMC Program, as applicable. Seller shall hold in trust for Purchaser such policy of title insurance, and, upon request of Purchaser, shall immediately deliver such policy to Purchaser or to the Custodian on behalf of Purchaser;

                  (iv) To the extent applicable, such Mortgage Loan is either insured by the FHA under the National Housing Act, guaranteed by the VA under the Servicemen's Readjustment Act of 1944 or is otherwise insured or guaranteed in accordance with the requirements of the GNMA, FNMA or FHLMC Program, as applicable, and is not subject to any defect that would prevent recovery in full or in part against the FHA, VA or other insurer or guarantor, as the case may be;

                  (v) Such Mortgage Loan is in Strict Compliance with the requirements and specifications (including, without limitation, all representations and warranties required in respect thereof) set forth in the GNMA Guide, FNMA Guide or FHLMC Guide, as applicable;

                  (vi) Such Mortgage Loan conforms in all respects with all requirements of the Takeout Commitment applicable to the Security to be backed by such Mortgage Loan; and

                  (vii) To the extent applicable, each Mortgage Loan is being serviced by a mortgage sub-servicer having all Approvals necessary to make such Mortgage Loan eligible to back a GNMA, FNMA or FHLMC Security, as applicable.

      The representations and warranties of Seller in this Section 9 are unaffected by and supersede any provision in any endorsement of any Mortgage Loan or in any assignment with respect to such Mortgage Loan to the effect that such endorsement or assignment is without recourse or without representation or warranty.

      Section 10. Covenants of Seller. Seller hereby covenants and agrees with Purchaser as follows:

      (a) Seller shall deliver to Purchaser:

                  (1) Within one hundred twenty (120) days after the end of each fiscal year of Seller, consolidated balance sheets of Seller and its consolidated subsidiaries and the related consolidated statements of income showing the financial condition of Seller and its consolidated subsidiaries as of the close of such fiscal year and the results of operations during such year, and a consolidated statement of cash flows, as of the close of such fiscal year, setting forth, in each case, in comparative form the corresponding figures for the preceding year, all the foregoing consolidated financial statements to be reported on by, and to carry the report (acceptable in form and content to Purchaser) of, an independent public accountant of national standing acceptable to Purchaser;

                  (2) Within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of Seller, unaudited consolidated balance sheets and consolidated statements of income, all to be in a form acceptable to Purchaser, showing the financial condition and results of operations of Seller and its consolidated subsidiaries on a consolidated basis as of the end of each such quarter and for the then elapsed portion of the fiscal year, setting forth, in each case, in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, certified by a financial officer of Seller (acceptable to Purchaser) as presenting fairly the financial position and results of operations of Seller and its consolidated subsidiaries and as having been prepared in accordance with generally accepted accounting principles consistently applied, in each case, subject to normal year-end audit adjustments;

                  (3) Promptly upon receipt thereof, a copy of each other report submitted to Seller by its independent public accountants in connection with any annual, interim or special audit of Seller;

                  (4) Promptly upon becoming aware thereof, notice of (i) the commencement of, or any determination in, any legal, judicial or regulatory proceedings, (ii) any dispute between Seller or its Parent Company and any governmental or regulatory body, (iii) any event or condition, which, in any case of (i) or (ii), if adversely determined, would have a material adverse effect on
      (A) the validity or enforceability of this Agreement, (B) the financial condition or business operations of Seller, (C) the Approvals of Seller or
      (D) the ability of Seller to fulfill its obligations under this Agreement or (iv) any material adverse change in the business, operations, prospects or financial condition of Seller, including, without limitation, the insolvency of Seller or its Parent Company;

                  (5) Promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent by its Parent Company, Seller or any of Seller's consolidated subsidiaries in a general mailing to their respective stockholders and of all reports and other material (including copies of all registration statements under the Securities Act of 1933, as amended) filed by any of them with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of said Commission;

                  (6) Promptly upon becoming available, copies of any press releases issued by its Parent Company or Seller and copies of any annual and quarterly financial reports and any reports on Form H-(b)12 which its Parent Company or Seller may be required to file with the OTS or the RTC or comparable reports which a Parent Company or Seller may be required to file with the FDIC or any other federal banking agency containing such financial statements and other information concerning such Parent Company's or Sellers business and affairs as is required to be included in such reports in accordance with the rules and regulations of the OTS, the RTC, the FDIC or such other banking agency, as may be promulgated from time to time;

                  (7) Such supplements to the aforementioned documents and such other information regarding the operations, business, affairs and financial condition of its Parent Company, Seller or any of Seller's consolidated subsidiaries as Purchaser may request; and

                  (8) A copy of (i) the articles of incorporation of Seller and any amendments thereto, certified by the Secretary of State of Seller's state of incorporation, (ii) a copy of Seller's by-laws, together with any amendments thereto, (iii) a copy of the resolutions adopted by Seller's Board of Directors authorizing Seller to enter into this Agreement and the Custodial Agreement and authorizing one or more of Seller's officers to execute the documents related to this Agreement and Custodial Agreement, and (iv) a certificate of incumbency and signature of each officer of Seller executing any document in connection with this Agreement;

      (b) Neither the Seller nor any affiliate thereof will acquire at any time any Participation Certificate or any other economic interest in or obligation with respect to any Mortgage Loan.

      (c) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Seller will report each sale of a Participation Certificate to the Purchaser as a sale of the ownership interest in the Mortgage Loans evidenced by that Participation Certificate. The Seller has been advised by or has confirmed with its independent public accountants that the foregoing transactions will be so classified under GAAP.

      (d) The consideration received by the Seller upon the sale of each Participation Certificate will constitute reasonably equivalent value and fair consideration for the ownership interest in the Mortgage Loans evidenced by that Participation Certificate.

      (e) The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, any sale of a Participation Certificate to the Purchaser.

      (f) The Seller will not sell any Participation Certificate to the Purchaser with any intent to hinder, delay or defraud any of the Seller's creditors.

      (g) Seller shall take all necessary action to maintain its Approvals at all times during the term of this Agreement. If, for any reason, Seller ceases to maintain such Approvals, Seller shall so notify Purchaser immediately.

      (h) Seller will comply in all material respects with all laws, rules and regulations to which it is or may become subject.

      (i) Seller shall, upon request of Purchaser, promptly execute and deliver to Purchaser all such other and further documents and instruments of transfer, conveyance and assignment, and shall take such other action as Purchaser may require more effectively to transfer, convey, assign to and vest in Purchaser and to put Purchaser in possession of the property to be transferred, conveyed, assigned and delivered hereunder and otherwise to carry out more effectively the intent of the provisions under this Agreement.

      Section 11. Term. This Agreement shall continue in effect until terminated as to future transactions by written instruction signed by either Seller or Purchaser and delivered to the other, provided that no termination will affect the obligations hereunder as to any of the Participation Certificates then outstanding hereunder or any Security not yet delivered to the related Takeout Investor.

      Section 12. Exclusive Benefit of Parties; Assignment. This Agreement is for the exclusive benefit of the parties hereto and their respective successors and assigns and shall not be deemed to give any legal or equitable right to any other person, including the Takeout Investor and Custodian. Except as provided in Section 7, no rights or obligations created by this Agreement may be assigned by either party hereto without the prior written consent of the other party.

      Section 13. Amendments; Waivers; Cumulative Rights. This Agreement may be amended from time to time only by written agreement of Seller and Purchaser. Any forbearance, failure or delay by Purchaser in exercising any right, power or remedy hereunder shall not be deemed to be a waiver thereof, and any single or partial exercise by Purchaser of any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of Purchaser shall continue in full force and effect until specifically waived by Purchaser in writing. No right, power or remedy shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred hereby or hereafter available at law or in equity or by statute or otherwise.

      Section 14. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

      Section 15. Effect of Invalidity of Provisions. In case any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

      Section 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws rules.

      Section 17. Notices. Any notices, consents, elections, directions and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given when telecopied or delivered by overnight courier to, personally delivered to, or on the third day following the placing thereof in the mail, first class postage prepaid to, the parties hereto at the related address set forth in Annex I or to such other address as either party shall give notice to the other party pursuant to this Section. Notices to any Assignee shall be given to such address as the Assignee shall provide to Seller in writing.

      Section 18. Entire Agreement. This Agreement, the Participation Certificates and the Custodial Agreement contain the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements between them, oral or written, of any nature whatsoever with respect to the subject matter hereof.

      Section 19. Cost of Enforcement. In addition to any other indemnity specified in this Agreement, in the event of a breach by Seller of this Agreement, the Custodial Agreement, a Participation Certificate or a Takeout Commitment, Seller agrees to pay the reasonable attorneys fees and expenses of Purchaser and/or any Assignee incurred as a consequence of such breach.

      Section 20. Consent to Service. Each party irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address provided pursuant to Section 17.

      Section 21. Submission to Jurisdiction. With respect to any claim arising out of this Agreement each party (a) irrevocably submits to the nonexclusive, jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, and (b) irrevocably waives (i) any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such court, (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (iii) the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party.

      Section 22. Jurisdiction Not Exclusive. Nothing herein will be deemed to preclude either party hereto from bringing an action or proceeding in respect of this Agreement in any jurisdiction other than as set forth in Section 21.

      Section 23. Construction. The headings in this Agreement are for convenience only and are not intended to influence its construction. References to Sections, Exhibits and Annexes in this Agreement are to the Sections of and Exhibits and Annexes to this Agreement. The Exhibits and Annexes are part of this Agreement. In this Agreement, the singular includes the plural, the plural the singular, and the words "and" and "or" are used in the conjunctive or disjunctive as the sense and circumstances may require.

      IN WITNESS WHEREOF, Purchaser and Seller have duly executed this Agreement as of the date and year set forth on the cover page hereof.

                                        GREENWICH CAPITAL FINANCIAL
                                        PRODUCTS, INC.

                                        By: /s/ James L. Callison
                                            ------------------------
                                        Name:  JAMES L. CALLISON
                                        Title: SENIOR VICE PRESIDENT


                                        [                           ]
                                         ---------------------------

                                        By: /s/
                                            ------------------------
                                        Name:
                                        Title:

                                    ANNEX I

PURCHASER NOTICES

Name: Michael L. Pillari

Address: Greenwich Capital Financial Products, Inc.
         600 Steamboat Avenue
         Greenwich, Connecticut 06830

Telephone: (203) 625-2700

Telecopy: (203) 629-5718

SELLER NOTICES

Name:

Address:

Telephone:

Telecopy:

                                                                       Exhibit A

                           PARTICIPATION CERTIFICATE

POOL NO. (FHLMC CONTRACT NO.) _____

      This Certificate evidences a one hundred percent (100%) undivided ownership interest in (including the right to receive the payments of principal of and interest on) the Mortgage Loans identified on the attached:

(Check Box)

      |_| (a) Form HUD 11706 (Schedule of Pooled Mortgages);

      |_| (b) Fannie Mae Form 2005 (Schedule of Mortgages); or

      |_| (c) FHLMC Form 11 (Mortgage Submission Schedule) or MIDANET computer tape.

The Mortgage Loans have been sold to Purchaser pursuant to the terms of that certain Mortgage Loan Purchase and Sale Agreement, dated _________, 19 (the "Agreement") between [____________________], as Seller, and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., as Purchaser. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement, the terms of which are hereby incorporated by reference and made a part of this Participation Certificate.

      Upon Delivery of the related Security to Purchaser or its Assignee, Purchaser's ownership interest in the Mortgage Loans backing such Security evidenced in this Certificate shall terminate, and this Certificate shall be void and of no further effect.

      This Participation Certificate may be amended only by a written agreement between Seller and Purchaser.

                                        [SELLER]

                                        By: ________________
                                        Its: _______________
                                        Date: ______________

AGGREGATE PRINCIPAL BALANCES OF THE MORTGAGE LOANS (GIVING EFFECT TO PAYMENTS MADE AS OF ___, 19_): $

Hereby authenticated by [Custodian]
pursuant to the Custodial Agreement
(May not be applicable for FHLMC)

                                        By: _________________
                                        Its: ________________
                                        Date: _______________

                                                                       Exhibit B

      TRADE ASSIGNMENT

_______ ("Takeout Investor")
(Address)

Attention: ________
Fax No.: __________

Dear Sirs:

      Attached hereto is a correct and complete copy of your confirmation of commitment (the "Commitment"), trade-dated _________ __, 19__, to purchase $______ of ____% ___ year:

(Check Box)

            |_|   (a)   Government National Mortgage Association;
            |_|   (b)   Federal National Mortgage Association; or
            |_|   (c)   Federal Home Loan Mortgage Corporation

mortgage-backed pass-through securities ("Securities") at a purchase price of ____________ from _________ on (insert Settlement Date). Our intention is to assign $______ of this Commitment's full amount. This is to confirm that (i) the form of this assignment conforms to the PSA guidelines, (ii) the Commitment is in full force and effect, (iii) the Commitment has been assigned to ______ ("_____") whose acceptance of such assignment is indicated below, (iv) you will accept delivery of such Securities directly from ____, (v) you will pay ____ for such Securities, (vi) ___ is obligated to make delivery of such Securities to you in accordance with the attached Commitment and (vii) you have released Seller from its obligation to deliver the Securities to you under the Commitment. Payment will be made "delivery versus payment (DVP)" to ___ in immediately available funds.

      If you have any questions, please call Mike Pillari at (203) 625-2700 immediately or contact him by fax at (203) 629-5718.

                                        Very truly yours,

                                        [SELLER]

                                        By:_______________________
                                        Title:____________________
                                        Date:_____________________

Agreed to:

[GREENWICH CAPITAL MARKETS, INC. as agent for
Greenwich Capital Financial Products, Inc.]

By: __________________
Title: _______________
Date: ________________

Notice of delivery and confirmation of receipt are the obligations of GCFP. Prompt notification of incorrect information or rejection of the trade assignment should be made to Mr. Pillari.

                                                                       Exhibit C

      DOCUMENT LIST

Seller shall deliver or cause to be delivered the following documents to
Purchaser:

                  (i) the fully completed, executed and authenticated Participation Certificate together with the certifications of the Custodian provided by Sections 2 and 4 of the Custodial Agreement;

                  (ii) a Trade Assignment (unless Purchaser is the Takeout Investor) together with either (a) a copy of a Takeout Commitment with respect to the Security to be backed by the Mortgage Loans evidenced by such Participation Certificate or (b) a letter from Seller confirming the details of such Takeout Commitment; and

                  (iii) a letter from any warehouse lender, substantially in the form of Exhibit D, having a security interest in the Mortgage Loans, addressed to Purchaser, releasing any and all right, title and interest in such Mortgage Loans.

                                                                       Exhibit D

      [WAREHOUSE LENDER'S RELEASE]

Greenwich Capital Financial Products, Inc.
[Address]

Gentlemen:

      Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Custodial Agreement, dated as of ________, 199_, among Greenwich Capital Financial Products, Inc., [Seller] and [Custodian].

      We hereby release all right, interest or claim of any kind, including any security interest or lien, with respect to the mortgage loans referenced in the attached schedule (GNMA/FNMA/FHLMC Pool/Contract #___________), such release to be effective automatically without any further action by any party, upon payment, in one or more installments, from Greenwich Capital Financial Products, Inc., in accordance with the Wire Instructions in effect on the date of such payment, in immediately available funds, of an aggregate amount equal to the product of A multiplied by B (such product being rounded to the nearest $0.01) multiplied by C.*

                                        Very truly yours,

                                        [WAREHOUSE LENDER]

*A = weighted average Trade Price

 B = principal amount of the Mortgage Loans backing the Security

 C = 1 minus the Discount

                                                                       Exhibit E

      ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sell(s) and assign(s) and transfer(s) unto



(Please print or typewrite name and address, including postal zip code of assignee)

an undivided Participation Interest Equal to ____% of the Mortgage Loans evidenced by the within Participation Certificate, Pool No. (FHLMC Contract No.) _______, Pass-Through Rate _________, Discount __________ and hereby authorize(s) the transfer of registration of such interest to assignee.

                                          [Assignor]

Dated: _______          By: _______             Title: _______

                                                                       Exhibit F

      FORM OF CONFIRMATION

TO:         [SELLER], [ADDRESS OF SELLER]

DATE:

RE: Confirmation of Purchase of Mortgage Loans evidenced by a Participation Certificate

      Greenwich Capital Financial Products, Inc. ("Purchaser") is pleased to confirm its agreement to purchase and your agreement to sell the Mortgage Loans evidenced by a Participation Certificate relating to the pool number (or Freddie Mac Contract Number) referred to herein, pursuant to the Mortgage Loan Purchase and Sale Agreement, dated as of _______, __, 199_ (the "Mortgage Loan Purchase and Sale Agreement"), between Purchaser and Seller, under the following terms and conditions.

            Pool No. (or FHLMC Contract No.) ___________
            Applicable Agency______________
            Purchase Date __________________________
            Anticipated Delivery Date____________
            Settlement Date _________________________
            Discount ___________________________
            Purchase Price:
                  -     Initial Installment____________
                  -     Final Installment____________

            Transaction Rate:
                  -     From (and including) Purchase Date
                        to (but excluding) Issuance Date________________
                  -     From (and including) Issue Date
                        to (but excluding) Settlement Date______________
            Face Amount of the  Security________________________________

            Capitalized terms used and not otherwise defined herein shall have the meanings ascribed in the Mortgage Loan Purchase and Sale Agreement.

                                        Very truly yours,

                                        GREENWICH CAPITAL FINANCIAL
                                        PRODUCTS, INC.

                                        By: ________________________
                                        Name: ______________________
                                        Title: _____________________

                                                                         Annex A

      SELLER'S DELIVERY INSTRUCTIONS

            (1) In the case of certificated Securities, Purchaser will pick up the Securities upon receipt of notification of issuance from Seller and promptly deliver such Securities in negotiable form to:

                                    __________________
                                    __________________
                                    __________________
                                    __________________

            (2) In the case of book-entry Securities, upon receipt by Purchaser of such Securities, Purchaser will wire the Securities to:

                                    __________________
                                    __________________
                                    __________________
                                    __________________


                                      -3-